FINANCIAL ADVISORY SERVICES AGREEMENT

THIS CONSULTING AGREEMENT made and entered into this Nov 15, 2023 ("Effective Date" herein), by and between EverAsia Financial Group, Inc. a Corporation formed under the laws of the State of Florida, USA ("Consultant" herein) and Ludwig Enterprises, Inc., a Corporation formed under the laws of Nevada ("Client" herein). Consultant and Client shall, at times, be referred to collectively as the "Parties".

WHEREAS, Consultant is in the business of providing fractional CFO services, business creations, financing, combinations, strategic and financial planning, mergers and acquisitions, going public, growth and development, securities regulation and compliance (the "Services") AND;

WHEREAS, Client desires to engage Consultant to provide the Services with respect to the business activities of Client, AND;

WHEREAS, Client and Consultant desire that the terms and conditions of such engagement, by and between the Parties, be set forth in writing

NOW THEREFORE, in consideration of the mutual covenants, agreements, and terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

I. DUTIES AND OBLIGATIONS OF CONSULTANT

a. Consultant shall be engaged as the "Chief Financial Officer" of the Client on a fractional basis and shall provide the Services that are customary of the position.

b. Consultant's President and CEO, Scott J. Silverman, shall, upon being duly elected by the majority shareholders in accordance with the Company's Articles of Incorporation and its Bylaws, serve as a Director on the Board of Directors of the Client until his replacement is elected.

c. Consultant's President and CEO, Scott J. Silverman ("Silverman"), shall act as an authorizing signatory on periodic filings with the SEC as required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002, as amended, and other documents, as shall be required from time to time.

II. DUTIES AND OBLIGATIONS OF CLIENT

a. Client agrees to promptly and timely provide any and all documentation requested by Consultant to perform the obligations as set forth herein

b. Client agrees to cause its officers, directors and/or employees to attend all meetings, given reasonable and sufficient prior notice of time, place, and agenda, which may be scheduled by Consultant for the purpose of furthering the business of Client and carrying out Consultant's duties as defined herein.

c. Client agrees to promptly and timely transfer and convey any and all compensation to Consultant as provided herein.

d. Client agrees to hire personnel to support the finance and accounting functions as Consultant reasonably deems necessary to carry out the work required by Client's business.

e. During the entire Term (hereinafter defined below) of this Agreement, the Client shall provide Consultant with an Indemnification Agreement ("Indemnification Agreement"), substantially in the form attached hereto in Appendix A, and upon purchasing a Director's and Officer's ("D&O") insurance policy, shall include Consultant as an insured under its officers and with a Side A coverage, and.

III. **TERM:**

a. **Initial Term:** Consultant shall provide services hereunder for a period of one (1) year, beginning on the Effective Date (the "Initial Term").

b. **Renewal Terms:**

i. This Agreement shall automatically renew for three (3) month Renewal Terms ("Renewal Terms") after the Initial Term unless Client notifies Consultant in writing of its intent to not renew at the end of the term no less than thirty (30) days prior to the completion of the then-existing term. ("Non-Renewal").

ii. Client or Consultant shall have the right to terminate at any time during any Term with sixty (60) days' prior written notice to the other party ("Early Termination").

iii. In the event of non-payment, Consultant shall have the right to terminate the Agreement upon ten (10) days' notice, which shall be considered a Termination Without Cause by Client pursuant to Section IV below.

iv. The date upon which this Agreement expires or is otherwise terminated is the "Termination Date".

IV. **TERMINATION WITHOUT CAUSE BY CLIENT:** In the event of Client's Termination, Early Termination or Non-Renewal of this Agreement Without Cause, Client shall not be entitled to any refund of prepaid fees and shall immediately pay to Consultant any and all Consulting Fees and Unpaid Expenses due and payable hereunder through the last day of the month in which the Termination Date falls PLUS an Early Termination Fee ("ETF") equal to three (3) months of Consulting Fees. Notwithstanding the foregoing, Client shall have the right to terminate this Agreement within the first thirty (30) days of the Effective Date of the Initial Term without incurring an ETF.

V. **TERMINATION FOR CAUSE:** In the event Client unilaterally terminates Agreement prior to maturity for cause (as hereinafter defined), Client shall not be entitled to any refund of prepaid fees, and shall immediately pay to Consultant all Consulting Fees and Unpaid Expenses due and payable through the date of termination. "Cause" shall mean (i) the commission of a material act of fraud, embezzlement or misappropriation, which is intended to result in substantial personal enrichment of Consultant in connection with Consultant engagement with the Company; (ii) Consultant's willful misconduct, gross negligence, act of dishonesty or breach of

trust in connection with Consultant's engagement; (iii) Consultant's indictment for or charge with (and in connection with which there is the commencement of a criminal trial), or plea of nolo contendere, to a crime constituting a felony (other than traffic-related offenses) or any other criminal offense involving fraud, dishonesty, misappropriation or serious moral turpitude; (iv) Consultant's breach of any non-solicitation or non-competition obligations to the Company or its affiliates, including without limitation, those set forth herein or Consultant's willful, grossly negligent, or reckless breach of any confidentiality obligations to the Company or its affiliates; or (v) Consultant's (1) material failure to perform Consultant's duties as set forth in this Agreement, and (2) failure to "cure" any such failure within thirty (30) days after receipt of written notice from the Company delineating the specific acts that constituted such material failure and the specific actions necessary, if any, to "cure" such failure.

VI. FEES AND EXPENSE REIMBURSEMENT

a. Client shall compensate Consultant, or assigns, Eight Thousand Seven Hundred and Fifty Dollars ($8,750) per month ("Consulting Fees") in the following manner:

i. Beginning on the effective date and continuing until the Client raises up to Seven Hundred Fifty Thousand ($750,000) in equity or debt financing from one or more sources ("Accrual Period"), as outlined in the following table in Column A, Client shall pay to Consultant the amounts as outlined in the following table in Column B and Consultant shall accrue the amount as outlined in the following table in Column C. (the "Accrued Fees").

Column A Funds Raised	Column B Paid Monthly	Column C Accrued Monthly
$0-$250,000	$3,750	$5,000
$250,000-$750,000	$5,000	$3,750

ii. Within 7 days of the end of Accrual Period, as evidenced by the Client raising more than Seven Hundred and Fifty Thousand Dollars, ($750,000) in debt or equity from one or more sources, Client shall pay to Consultant the Accrued Fees in cash, equity or combination thereof, with the determination of the payment method to be made by the Consultant, in Consultant's sole discretion, and subject to the good faith negotiations between the parties. In the event that the Parties cannot come to an agreement on the combination of cash and/or equity Consultant is to be paid within 14 days of the end of the Accrual Period, the Accrued Fees must be paid in cash.

iii. Beginning on the first day of the first month immediately following the end of the Accrual Period, Client shall pay the Consulting Fees in cash.

b. All reasonable expenses shall be pre-approved in writing by the Client. Consultant shall be entitled to reimbursement of any pre-approved reasonable expenses, paid on behalf of the Client by Consultant within

Fifteen (15) days of submission; provided that appropriate receipts are provided to Client by Consultant.

c. Consultant shall be entitled to reimbursement of all pre-approved travel expenses in accordance with the following guidelines:

    i. Client shall reimburse Consultant for all reasonable travel costs, including, but not limited to, business class air travel on all flights 4 hours or longer, economy class air travel on all flights under 4 hours, hotel, parking, gas and mileage, car rental, airport transfers and meals for Consultant.

    ii. All other related travel costs pertaining to Consultant's performance of Consultant's duties pursuant to this Agreement

d. Consultant shall invoice Client on the first day of the month for services in advance for that month. All payments due hereunder shall be due and payable by the 10th day of the month. Failure to make any payment when due shall constitute a Termination Without Cause by Client, pursuant to Section IV above.

VII. CONFIDENTIAL INFORMATION

a. Consultant shall not, during the term of this Agreement, and at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known, to any person, firm or corporation, any confidential information acquired by him or her during the course of or as an incident to his or her performance of services hereunder, relating to the Client or any of its subsidiaries or affiliates, the officers of the Client or its subsidiaries or affiliates, any client of the Client or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary information, trade secrets, know-how, market studies and forecasts, competitive analyses, the substance of agreements with clients and others, client lists and any other documents embodying such confidential information as well as information developed by Consultant in the course of his or her services for the Client or for the benefit of the Client.

b. All information and documents relating to the Client, its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Client, and Consultant shall use his best efforts to prevent any publication or disclosure thereof, without the consent of the Client. Upon termination of Consultant's engagement with the Client, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Consultant's possession or control shall be returned and left with the Client.

c. Any inventions, discoveries, concepts or ideas, or expressions thereof, whether or not subject to patents, copyrights, trademarks or service mark protections, and whether or not reduced to practice, conceived or developed by Consultant while retained by the Client which relate to or result from the actual or anticipated business, work, research or investigation of the Client or any business transactions entered into by Consultant or his affiliates, including joint ventures, partnerships, plans,

strategies, contracts and arrangements related to any of the foregoing shall be the sole and exclusive property of the Client. Consultant will do all things reasonably requested by the Client to assign to and vest in the Client the entire right, title and interest to any such inventions, discoveries, concepts, ideas or expressions thereof.

d. The Consultant hereby covenants and agrees that during the Initial Term and any Renewal Term and for a period of one (1) year following the termination date of this Agreement, the Consultant will not, without the prior written consent of the Client, such consent which shall not be unreasonably withheld, directly or indirectly, on Consultant's own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, executive, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section VII (d.) "Competing Business" means the current business of the Company and (ii) "Covered Area" means all geographical areas of the United States and other foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, the Consultant may own shares of companies whose securities are publicly traded, so long as ownership of such securities do not constitute more than three percent (3%) of the outstanding securities of any such company.

e. Consultant further agrees that during the Initial Term and any Renewal Term and for a period of one (1) year from the termination date of this Agreement, the Consultant will not divert any business of the Client and/or its affiliates or any customers or suppliers of the Client and/or the Client's and/or its affiliates' business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Client and/or its affiliates; provided, however, that the foregoing provisions shall not apply to a general advertisement or solicitation program that is not specifically targeted at such employees

VIII. **<u>INDEMNIFICATION:</u>**

a. Notwithstanding any other term of this Agreement, Client agrees to indemnify and hold harmless Consultant, its officers and directors , and each person, if any, who controls Consultant within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any agents or employees of Consultant (the "Indemnitees"), from and against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys' fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement

(including, but not limited to, actions in the form of tort, warranty, or strict liability), unless such claims arise from the sole gross negligence or sole willful misconduct of Consultant in connection with Consultant's work hereunder.

b. Notwithstanding any provision to the contrary, nothing in this Agreement limits or excludes either Party's liability to the extent it relates to: death or personal injury caused by its negligence; fraud; fraudulent misrepresentation; or any other liability which may not be lawfully limited or excluded.

c. Neither Party shall be liable for consequential, special, incidental or indirect losses including, without limitation, (i) loss of profits, revenue or goodwill; (ii) loss of business or (iii) loss of anticipated savings.

d. Each Party agrees to use all reasonable endeavors to mitigate any losses which it may suffer under or in connection with this Agreement (including in relation to any losses covered by an indemnity) and any amounts it seeks from the other party in respect of any such liability.

e. In the event that Consultant and Clients enter into a separate Indemnification Agreement, the Indemnification Agreement shall prevail.

IX. <u>AMENDMENT AND MODIFICATION:</u> Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both Parties. No oral modifications to this Agreement may be made

X. <u>MANDATORY ARBITRATION AND WAIVER OF RIGHT TO TRIAL</u>

a. In the event that Consultant or Client shall default ("Defaulting Party") on any material obligation hereunder, the Defaulting Party, after service of written notice, via email with confirmation of receipt, of default to Defaulting Party, and after a period of Twenty (20) days within which the Defaulting Party may cure the default, but does not do so, the non-defaulting Party may seek relief, including any and all damages permitted by applicable law, in arbitration as provided for herein..

b. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be arbitrated by the American Arbitration Association in accordance with its Commercial Arbitration Rules.

c. The arbitration shall be governed by the laws of the State of Florida

d. In making determinations regarding the scope of exchange of electronic information, the arbitrator(s) and the parties agree to be guided by The Sedona Principles, Third Edition: Best Practices, Recommendations & Principles for Addressing Electronic Document Production.

e. The arbitrator(s) shall award to the prevailing party their costs and fees. 'Costs and fees' means all reasonable pre-award expenses of the arbitration, including filing fees, the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, exhibit costs, witness fees, and reasonable attorneys' fees.

f. Time is of the essence for arbitration under this agreement and the final hearing shall take place within 90 days of filing the statement of claim and the award shall be rendered within 30 days of completion of the final hearing. Arbitrator(s) must agree to meet these deadlines as a condition of appointment.

g. Nothing contained herein shall preclude either party from seeking injunctive relief in a court of competent jurisdiction if required to maintain the status quo or prevent irreparable harm.

XI. **SEVERABILITY:** If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

XII. **Notices**. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

EverAsia Financial Group, Inc.
8950 SW 74th Ct
Ste 2201-A44
Miami, FL 33156
Facsimile: +1 (786) 233-7113
Email: scott@everasia.net

If to the Client:

Ludwig Enterprises, Inc.

3160 NW 1st Avenue

Address 2

Pompano Beach, FL 33064

Email: CEO@ludg.us

XIII. **ENTIRE AGREEMENT:** This Agreement contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement. The failure by either Party to insist on strict performance of any term or condition contained in this Agreement shall not be construed by the other Party as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

XIV. **GOVERNING LAW:** This Agreement shall be governed by the laws of the State of Florida, and the venue for the resolution of any dispute arising thereof shall be in Miami-Dade County, Florida.

XV. **FORCE MAJEURE:** Neither Party shall be liable for the failure to perform its obligations under this Agreement due to events beyond such Party's reasonable control including, but not limited to, strikes, riots, wars, fire, acts of God or acts in compliance with any applicable law, regulation or order (whether valid or invalid) of any court or governmental body.

XVI. **BINDING EFFECT:** This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the Parties hereto. Neither Party shall assign its rights or delegate its duties under any term or condition set forth in this Agreement without the prior written consent of the other Party.

XVII. **COUNTERPARTS:** This document may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the Parties have set forth their hands in agreement on this the day and date first above written.

Consultant

By: EverAsia Financial Group, Inc.

Client

By: Marvin S. Hausman
Marvin S. Hausman (Nov 15, 2023 14:28 EST)

Marvin S. Hausman

CEO

Appendix A – Indemnification Agreement

INDEMNIFICATION AGREEMENT

This **INDEMNIFICATION AGREEMENT** ("Agreement") is made as of Nov 15, 2023 by and between Ludwig Enterprises, Inc., a Nevada corporation (the "Company" OR "Indemnitor"), and Scott Silverman and EverAsia Financial Group, Inc. ("Indemnitees"). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitees covering the subject matter of this Agreement.

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the "Board") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company from certain liabilities. The By-Laws (the "By-Laws") of the Company and the Certificate of Incorporation of the Company ("the Certificate of Incorporation") require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Nevada Business Corporation Act (the "NBCA"). The By-Laws and the Certificate of Incorporation and the NBCA expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-Laws and the Certificate of Incorporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the By-Laws and insurance as adequate in the present circumstances, and may not be willing

to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to continue to serve as an officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to keep Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company and Indemnitee. Indemnitee specifically acknowledges that Indemnitee's employment with the Company, if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company, other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Certificate of Incorporation, the By-Laws, and the NBCA. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an officer of the Company.

Section 2. Definitions. As used in this Agreement:

(a) References to "agent" shall mean any person who is or was a director, officer, or employee of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of the Company.

(b) A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing more than fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

(ii) Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

(A) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B) "Person" shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(d) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) "Enterprise" shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(f) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, arbitrator's fees, mediator's fees,

travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h) The term "Proceeding" shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, claim, allegation, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken (or failure to act) by him or of any action (or failure to act) on his or her part while acting as director or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company, including prior to the date of this Agreement, as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in

the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(i) Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the By-Laws, vote of the Company's stockholders or disinterested directors or applicable law.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Florida Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in

defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him/her or on his/her behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or a settlement of such claim, issue or matter (with or without payment of money or consideration), or a plea of *nolo contendere* shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his/her Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he/she shall be indemnified against all Expenses ()actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification.

(a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding.

(b) For purposes of Section 8(a), the meaning of the phrase "to the fullest extent permitted by applicable law" shall include, but not be limited to:

(i) to the fullest extent permitted by the provision of the NBCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NBCA, and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements of the NBCA adopted after the date of this Agreement that

increase the extent to which a corporation may indemnify its officers and directors.

Section 9. <u>Exclusions</u>. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10. <u>Advances of Expenses; Settlement</u>. In accordance with Section 3 of Article XI of the By-Laws, and notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of

this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee's prior written consent.

Section 11. <u>Procedure for Notification and Defense of Claim</u>.

(a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such action, suit or proceeding. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 12. <u>Procedure Upon Application for Indemnification</u>.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination with respect to Indemnitee's entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, the Board may elect one of the following: (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or

entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 13. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the

applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact, or an intentional omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14. Remedies of Indemnitee.

(a) Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee's entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) an intentional misstatement by Indemnitee of a material fact, or an intentional omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company if Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advancement shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 15. <u>Non-exclusivity; Survival of Rights; Insurance; Subrogation</u>.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Florida law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the By-Laws, the Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company shall use its best efforts to maintain an insurance policy or policies providing liability insurance for directors and officers in effect at all times. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be

covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 16. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as an officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his/her heirs, executors and administrators.

Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation,

each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The indemnification and advancement of expenses provided by or granted pursuant to this Agreement shall apply to Indemnitee's service as an officer, director or key employee of the Company prior to the date of this Agreement.

(d) The indemnification and advancement of expenses provided by or granted pursuant to this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it specifically states the intent of both parties hereto to supplement the terms herein and is executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(i) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(ii) If to the Company to

Ludwig Enterprises, Inc.

ATTN: Marvin S. Hausman MD

3160 NW 1st Avenue

Pompano Beach, FL 33064

email@xxx.xxx

or to any other address as may have been furnished in writing to Indemnitee by the Company.

Section 22. <u>Contribution</u>.

(a) Whether or not the indemnification provided under this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company

other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Florida (the "Florida Court"), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Florida Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Florida, irrevocably The Corporation Service Company, 2711 Centerville Road, City of Wilmington, County of New Castle, Florida 19808 as its agent in the State of Florida as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Florida, (d) waive any objection to the laying of venue of any such action or proceeding in the Florida Court, and (e) waive, and agree

not to plead or to make, any claim that any such action or proceeding brought in the Florida Court has been brought in an improper or inconvenient forum.

Section 24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

INDEMNITOR

By: Marvin S. Hausman
Marvin S. Hausman (Nov 15, 2023 14:28 EST)

Title: CEO

INDEMNITEES

Scott J. Silverman

Address:

14075 SW 83rd Ct

Palmetto Bay, FL 33158

EverAsia Financial Group, Inc.

Address:

8950 SW 74th Ct

Miami, FL 33156